Exhibit 4.2
FORM OF SUBORDINATED NOTE

AT&S HOLDINGS, INC.
Subordinated Note

Amount $        No. AT&S 2005 -

                            Registered Owner:

For value received, AT&S Holdings, Inc. (the "Company") promises to pay to the Registered Owner or registered assigns the principal amount of ________________ thousand dollars ($_________) on or prior to the Maturity Date, and to pay interest thereon at the rate of ____% per annum from the Issue Date hereof, or from the most recent date to which interest has been paid, all as follows:

Issue Date	Term	Maturity Date	Interest Rate	Interest Due	Interest Payment

This Note is one of a series of Notes (“Notes”) of the undersigned in an aggregate principal amount not to exceed Five million dollars ($5,000,000), and is subject to a resolution of the Board of Directors of the Company (“Resolution”). Reference is hereby made to the Resolution attached to this certificate for a description of the further provisions of this Note which further provisions shall for all purposes have the effect as if set forth in this place.

The Note is issuable only as a registered Note without coupons in denominations of one thousand dollars ($1,000.00) or any multiple thereof. The holder of this Note may elect either: (i) to have interest on the principal amount compound on each anniversary of the Issue Date until paid in full on the Maturity Date; (ii) to receive one-half (1/2) of the Interest Payment in cash semi-annually; (iii) to receive one-fourth (1/4) of the Interest Payment in cash quarterly; or (iv) to receive the Interest Payment in cash annually on the anniversary of the Issue Date; or (iii) in return for one-half of one percent (.5%) reduction in the Interest Rate, to receive one-twelfth (1/12) of the Interest Payment in cash monthly. Interest payable for any payment period or portion of a payment period will be computed on the basis of the number of days elapsed in a 365-day year.

Annual Interest Payments will be made no later than the anniversary of the Issue Date. Each monthly, quarterly or semi-annual Interest Payment installment or portion thereof, will be made no later than the last day of each month, quarter, or six-month period, as the case may be. If interest payments on the Note are annually compounded, the Registered Holder may direct, on one occasion only, by providing not less than 30 days advance notice to the Company, that the Company pay all earned but unpaid interest on the Note prior to maturity of the Note. Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due without penalty or premium of any kind. Payment of the principal amount and any earned but unpaid interest will be made no later than the Maturity Date.

At the election of the Company, such payments may be deposited in the United States mail, postage prepaid, addressed to the holder of this Note at the address appearing upon the Note register maintained by the Company at the close of business ten (10) days prior to such payment date. Payment of the principal of and interest on this Note will be made at the office of the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event that any date on which principal of or interest on this Note is payable is a Saturday or Sunday or day that is a legal holiday in the city of Kansas City, Missouri or the state of Missouri (a "Legal Holiday"), then such payment will be made on the next succeeding day which is not a Legal Holiday, without any interest or other payment in respect of such delay, with the same effect as if made on the date the payment was originally payable.

All or any portion of this Note is subject to redemption at any time, upon 30-day advance notice, at the election of the Company, at 100% of the principal amount so called for redemption, together with interest accrued to the date fixed for redemption, payable on the surrender of the Note for redemption. Notes, or portions thereof, for which redemption and payment provision is made will cease to bear interest from and after the date fixed for redemption. If this Note is redeemed in part only, a new Note for the portion not redeemed will be issued in the name of the holder on the cancellation of this Note.

After 36 months from the purchase date of the Note, the Registered Holder may redeem this Note prior to maturity upon 60 days written notice to the Company. The date of redemption becomes the new maturity date of the Note. If the new maturity date results in a lower interest rate than the Company had been paying the holder based on the Company’s current interest rate schedule and the Note’s corresponding new maturity date, then the Company will withhold the amount of overpaid interest from the redemption payment. A penalty equal to six months interest will also be assessed for early redemption.

Each holder of this Note agrees that the indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any and all indebtedness of the Company, whether outstanding on the date hereof or hereafter incurred.

If an Event of Default, as defined in the Resolution, occurs and is continuing, the principal of and accrued interest on the Note may be declared due and payable

This Note is non-negotiable and may not be transferred without the prior written consent of the Company.

This Note, including the validity hereof, will be construed in accordance with and governed by the laws of the state of Missouri.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                        AT&S HOLDINGS, INC.
                        a Nevada corporation

                        By:__________________________________
                                (Authorized Officer)
                Attest:_____________________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT ______ Custodian _________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of ___________ (State)
TOD -	Transfer on death direction in event of owner’s death, to person named on face subject to TOD rules referenced

Additional abbreviations may also be used though not in the above list.

CERTIFICATE TRANSFERS AND REDEMTIONS

FOR VALUE RECEIVED the undersigned hereby:

______ Sells, assigns and transfers unto       ___________________________________________________________________
                    (Name and Address of Assignee, Including Zip Code,  Must be Printed or Typewritten)

                    the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ___________________ [or
                              ________________] Attorney to transfer said Certificate on the books of the registrar, with full power of substitution in the premises.

                    _____________________    Please Insert Social Security or
 Other Identifying Number of
 New Order.

____ Permanently Changes the Name(s)  OLD NAME (Registration):_____________________________________
or Registration
                  NEW NAME (Registration):_____________________________________

____ Surrendering the Certificate  Please Send Check to:_______________________________________________
at Maturity for Payment      _______________________________________________________________

Dated:_______________________

X_____________________________     Subscribed and sworn to before me this _____
Registered Owner   day of _____________________, 200__.

X_____________________________      ______________________________________
Registered Owner   Notary Public
                    My Commission Expires:__________________
X_____________________________
Registered Owner

NOTICE: The signature must correspond with the name as it appears upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Resolution of the Board of Directors
of
AT&S Holdings, Inc.

The following Resolution was unanimously adopted by the Board of Directors of AT&S Holdings, Inc. (“Company”) at a special meeting thereof held on the 17th day of May, 2006.

“BE IT RESOLVED, that the Company is authorized to duly issue its Subordinated Notes (“Notes”), designated as Series 2005, to be issued to individuals, trusts, corporations and non-corporate entities, or others, as determined by the Company and subject to the following terms:

•	Amount: The Notes will be issued in a minimum denomination of $1,000 in registered form, without coupon, in the aggregate principal amount of up to $5,000,000;
•	Date: The Notes will be dated on the date of issue which shall be the date of acceptance by the Company of the subscription for the Notes by the purchase thereof;
•	Term: The Notes shall be offered with maturities up to 10 years;
•
Interest: The Notes shall bear interest at a rate as offered based on the maturity selected (from among those described in the Company’s current Prospectus for the Series 2005 Notes) at an annual rate (on the basis of a 365-day year) which will be stated on the face of the Note;

•	Payment of Principal and Interest: Principal and interest due on the Notes will be paid at the times stated on the face of the Notes;
•	Payment Procedures: Payment of principal and interest on the Notes will be mailed to the registered owner on the books of the Company on the date due as set forth in the Notes;
•
Subordination: The Notes shall be subordinate to all other existing or future indebtedness of the Company, as to the payment of any principal or interest thereon. In addition, such subordination shall be continuing and will not require any reaffirmation by the holder of the note or his/her assigns, or other parties of interest;

•
Redemption by Company: Any of the Series 2005 Subordinated Notes may be called at any time by the Company, upon no less than 60 days notice to the registered holder thereof with principal and accrued interest to be paid on said Note(s) called for redemption payable on the redemption date set forth in said Notes;

•	Redemption by Holder: The Notes may be redeemed by the Holder with penalties and restrictions as set forth in the Notes.
•
Restrictions: The Notes issued hereunder shall not provide any restriction on us for the payment of cash dividends, redemption or issuance of any class of stock, or the amount of other securities, which may be redeemed, purchased, or issued by us.

•	Transfer: The Notes issued hereunder are non-negotiable and are not transferable without the prior written consent of the Company;
•
Event of Default: An Event of Default shall occur in the payment of principal or interest if the same is not paid 30 days after such payment is due. The Holder of the Note shall have all rights as a creditor as provided by the laws of Missouri. No officer, director, employee, parent or subsidiary shall be liable for payment of the Notes.

The Company, at the direction of the President, shall carry out all authorizations necessary for the issuance, sale, and payment of the Notes.”

CERTIFICATION

The undersigned, the duly appointed President and Secretary of AT&S Holdings, Inc., hereby certifies that the Resolution set forth herein was duly authorized by the Board of Directors of AT&S Holdings, Inc. on the 17th day of May, 2006.

_____________________            ______________________
Richard G. Honan II, President    Richard G. Honan II, Secretary

Dated: May 17, 2006